EXHIBIT 99.01

SRAX Agrees to Sell SRAXmd for Up to $52.5 Million

LOS ANGELES, July 30, 2018 – Social Reality, Inc. (Nasdaq: SRAX), a digital marketing and consumer data management and distribution technology platform company, announced that it signed an asset purchase agreement on July 29 , 2018 to sell a controlling interest in its healthcare and pharmaceutical digital advertising product line, SRAXmd, for total consideration of up to $52.5 million. The transaction is expected to close on or about August 7, 2018.

SRAX's CEO and Chairman Christopher Miglino, stated, “SRAX’s long standing goal has been to leverage our proprietary technology to build and monetize distinct verticals in digital advertising. SRAXmd has consistently demonstrated great opportunity in healthcare and its abilities to operate in a stringent regulatory environment.  This transaction gives us the benefit of the long-term growth we have been experiencing in MD, which we believe will be worth significantly more in the future while providing us the capital we need to grow our other verticals and to bring Big Token to market. “

Terms of the Transaction

On July 29, 2018 management signed an asset purchase agreement to sell all of the assets of the SRAXmd product line to an affiliate of private equity firm Halyard Capital for total consideration of up to $52.5 million. SRAX will receive $33.5 million in cash, $10 million in Class A membership units of Halyard MD, LLC, the parent of the entity acquiring the assets, and an earn-out of up to $9 million  upon the buyer achieving certain gross profit thresholds by December 31, 2018. The transaction is expected to close on or about August 7, 2018, subject to customary closing conditions.

More information regarding the transaction can be found in the Form 8-K to be filed by the company with the Securities and Exchange Commission.

Advisors

The company was assisted by Chardan Capital Markets and Noble Capital Markets, both of which acted as financial agents for the company.  The company was represented by Silvestre Law Group, P.C. in the transaction.

About SRAX
Social Reality, Inc. (NASDAQ: SRAX), is a digital marketing and consumer data management and distribution technology platform company. SRAX's technology delivers the tools to unlock data to reveal brands and content owners' core consumers and their characteristics across marketing channels. Through its blockchain identification graph technology platform, BIG (www.bigtoken.com), SRAX is developing a consumer-powered data marketplace where people will own and sell access to their data thereby providing everyone in the Internet ecosystem transparency, choice and compensation. SRAX's technology and tools deliver a digital competitive advantage for brands in the CPG, automotive, sports and lifestyle verticals by integrating all aspects of the advertising experience, including verified consumer participation, into one platform. For more information on SRAX, visit www.srax.com.

About Halyard Capital
Halyard Capital is a lower-middle market private equity firm focused on creating value within companies in high growth sectors. The sectors of our focus include Tech-enabled Business and Information Services, Digital Marketing/Data Analytics, IT Cyber Security and IT Infrastructure and Communications. Halyard specializes in growth equity, leveraged buyouts and structured equity investments. More information can be found at http://www.halyard.com.

Safe Harbor Statement

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to increase our revenues, satisfy our obligations as they become due, report profitable operations, and other risks and uncertainties, all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Social Reality and are difficult to predict. Social Reality undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Kirsten Chapman, LHA Investor Relations, +1 415 433 3777, srax@lhai.com

Steve Stratz, Relevanz Public Relations, 1+ 206 300 9134, steve@relevanzpr.com